Exhibit 3.1

BY-LAWS

OF

RAYTHEON COMPANY

Amended: May 29, 2014

ARTICLE I
Offices and Records

Section 1.1.    Delaware Office. The principal office of the Corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle, and the name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle.

Section 1.2.    Other Offices. The Corporation may have such other offices, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the "Board") may designate or as the business of the Corporation may from time to time require.

Section 1.3.    Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board.

ARTICLE II
Stockholders

Section 2.1.    Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on such date and at such time as may be fixed by resolution of the Board.
Section 2.2. Special Meeting. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation for any purpose or purposes may be called only by (i) the Board pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”), (ii) the Chairman of the Board, or (iii) if, for any reason, the entire Board of Directors is not elected at an annual meeting or special meeting at which directors are to be elected, by a majority vote of the Chief Executive Officer and the four other directors receiving the greatest percentage of votes cast for his or her election at such meeting who were in office immediately prior to such meeting. No business other than that stated in the notice shall be transacted at any special meeting.
A special meeting of stockholders shall be called by the Board, Chairman of the Board or by the persons specified in clause (iii) of the preceding paragraph of this Section 2.2, upon receipt of a written request for a special meeting, satisfying the following requirements of this Section 2.2 (“Special Meeting Request”), by a stockholder or stockholders of record of shares representing, in the aggregate, at least 25% of the outstanding shares of the Corporation’s capital stock entitled to vote on the matter or matters to be brought before the proposed special meeting.

For a Special Meeting Request to be valid, the request must be signed by each stockholder, or duly authorized agent, requesting the special meeting and shall set forth: (1) the name and address of the stockholder requesting the special meeting and whether such stockholder is making such request on (a) its own behalf (and not on behalf of a beneficial owner of such stock) or (b) on behalf of a beneficial owner of such stock, provided that in the case of this subclause (b), such request must be accompanied by proof of such beneficial ownership, (2) the class and number of shares of the Corporation which are owned by each stockholder requesting the special meeting, (3) a brief description of each matter of business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting, (4) the text of the proposal or business (including the text of any resolutions proposed for consideration by and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), (5) any material interest of each stockholder (including any beneficial owner referred to in subclause (1)(b) above) in the business desired to be brought before the special meeting, (6) a description of any agreement, arrangement or understanding between each stockholder requesting the special meeting (including any beneficial owner referred to in subclause (1)(b) above) and any other person or persons (including the names of such person(s)) in connection with such proposal or business or such stockholder’s shares of the Corporation, including a description of any swap or other derivative or short positions, profits interests, options, hedging transactions or borrowed or loaned shares, the effect of any of which is to mitigate loss to or manage risk of stock price changes (increases or decreases) for, or to increase or decrease the voting power of, such stockholder with respect to the shares of the Corporation, (7) any other information that is required to be set forth in a stockholder’s notice pursuant to Section 2.7(B) or any other section of these By-Laws, and (8) an undertaking by the stockholder to promptly notify the Corporation in writing of any changes, update or supplement to the information called for by clauses (1) through (7) of this Section 2.2, so that the information provided or required to be provided shall be true and correct as of the record date for the special meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such change, update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than 5 business days after the record date for the special meeting (in the case of the change, update and supplement required to be made as of the record date), and not later than 8 business days prior to the date of the meeting, or the date to which the meeting has been adjourned or postponed) (in the case of the change, update and supplement required to be made as of 10 business days prior to the special meeting or any adjournment or postponement thereof).
In addition, in order to be considered valid, all Special Meeting Requests must have been dated and delivered to the Secretary of the Corporation at the principal executive offices of the Corporation within 60 days of the earliest dated Special Meeting Request.
If the Corporation receives more than one request from stockholders pursuant to this Section 2.2 within the 60-day period referred to in the immediately preceding paragraph, they will not be aggregated in determining compliance with the 25% minimum ownership requirement described above, unless they specify the same matter or matters of business. A Special Meeting Request shall not be valid (and the Board, Chairman of the Board and other persons specified in clause (iii) of the first paragraph of this Section 2.2 shall have no obligation to call a special meeting in respect of such Special Meeting Request) if it relates to an item of business that is not a proper subject for stockholder action under applicable law.
A stockholder may revoke a Special Meeting Request at any time prior to the special meeting; provided, however, that if any such revocations are received by the Secretary and, as a result of such revocation, the number of un-revoked Special Meeting Requests no longer represents at least the requisite number of shares entitling the stockholders to request the calling of a special meeting, then the Board shall have the discretion to determine whether or not to proceed with the special meeting.
If none of the stockholders who submitted the Special Meeting Request appear to present the proposal(s) or business submitted for consideration at the special meeting, such proposal(s) or business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation or such stockholder(s).
The Board shall determine the place and fix the date and time, of any stockholder-requested special meeting. The Board may submit its own proposals for consideration at a stockholder-requested special meeting.

Section 2.3.    Place of Meeting. The Board or the Chairman of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the stockholders. If no designation is so made, the place of meeting shall be the principal office of the Corporation.

Section 2.4.    Notice of Meeting. Written or printed notice stating (i) the place, day and hour of the meeting, and (ii) the purpose or purposes for which the meeting is called, shall be delivered by the Corporation not less than 10 calendar days nor more than 60 calendar days before the date of the meeting, either personally or by mail, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at such person's address as it appears on the stock transfer books of the Corporation. Such further notice shall be given as may be required by law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Meetings may be held without notice if all stockholders entitled to vote are present, or if notice is waived by those not present in accordance with Section 6.4 of these By-Laws. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 2.5.    Quorum and Adjournment; Voting. Except as otherwise provided by law or by the Restated Certificate of Incorporation of the Corporation (as amended and in effect from time to time, the “Certificate of Incorporation”), the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the shares of each such class or series shall constitute a quorum of such class or series for the transaction of such business and a quorum of each such class or series entitled to vote thereon shall be required to act. To the extent that a quorum is present with respect to consideration of and action on a particular matter or matters but a quorum is not present as to another matter or matters, consideration of and action on the matter or matters for which a quorum is present may occur, and, after such consideration and action, the meeting may be adjourned for purposes of the consideration of and action on the matter or matters for which a quorum is not present. The Chairman of the meeting may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as required by law. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.6.    Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware (the "DGCL")) by the stockholder, or by such person's duly authorized attorney in fact.

Section 2.7. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting pursuant to Section 2.4 of these By-Laws, (b) by or at the direction of the Board, or (c) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law; this clause (c) being the exclusive means for a stockholder to make a nomination or submit other business (other than matters properly brought under Rule 14a-8, or nominations properly made under Rule 14a-11, under the Securities Exchange Act of 1934, as amended, and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(l) of this By-Law, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Schedule 14A thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any financial interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least 100 calendar days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th calendar day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Stockholders.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting under Section 2.4 of these By-Laws. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board, or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting pursuant to such clause (b), if the stockholder’s notice required by paragraph (A)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th calendar day prior to such special meeting and not later than the close of business on the later of the 90th calendar day prior to such special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

(C) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law, including, by way of illustration and not of limitation, the requirements of Rule 14a-8 and Rule 14a-11 under the Exchange Act, as applicable. Accordingly, any stockholder exercising rights under Rule 14a-8 or Rule 14a-11 shall comply with all requirements of that Rule, including by way of illustration requirements for timely notice, notwithstanding any different or inconsistent provisions of this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, (ii) of stockholders to request inclusion of director nominees in the Corporation’s proxy statement pursuant to Rule 14a-11 under the Exchange Act, or (iii) of the holders of any series of Preferred Stock to elect directors under an applicable Preferred Stock Designation (as defined in the Certificate of Incorporation).

Section 2.8.    Procedure for Election of Directors; Required Vote. Except as provided in Section 3.10 of Article III or pursuant to the provisions of Article IV of the Certificate of Incorporation, each director shall be elected by a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section, a majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the votes cast “against” that nominee. An abstention will not count as a vote cast with respect to a director.

Section 2.9.    Inspectors of Elections; Opening and Closing the Polls. The Board by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging such person's duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of such person's ability. The inspector(s) shall have the duties prescribed by law. The Chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

Section 2.10. Stockholder Action by Written Consent
(A)    ~~Section 2.10.    No Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.~~Votes Required for Action. All actions required or permitted to be taken by stockholders at an annual or special meeting of stockholders of the Corporation may be effected by the written consent of the holders of the Corporation entitled to vote, in accordance with the Certificate of Incorporation and this Section 2.10. Such action shall be evidenced by a consent or consents in writing, setting forth the action so taken, which shall be (i) signed and delivered to the Secretary and (ii) unless revoked by stockholders having the requisite votes, filed with the records of the meetings of stockholders. Such consents shall be treated for all purposes as a vote at a meeting.
(B)    Contents of Written Request. A written notice to the Secretary requesting that the Board fix a record date (a “Written Request”) shall be delivered in accordance with the Certificate of Incorporation and signed and dated by each stockholder of record, or duly authorized agent of such stockholder, submitting the Written Request and shall be accompanied by (i) the information required by the third paragraph of Section 2.2 of these By-Laws, and (ii) an acknowledgment that any disposition of shares described in the information provided constitutes a revocation of the Written Request with respect to such disposed shares. In addition, the stockholders shall promptly provide any other information reasonably requested by the Corporation. In determining whether a record date has been requested by stockholders of record representing at least twenty-five percent (25%) of the outstanding shares of the Corporation’s voting capital stock, multiple Written Requests delivered to the Secretary will be considered together only if (1) each identifies substantially the same proposed action and includes substantially the same text of the proposal (in each case as determined in good faith by the Board), and (2) such Written Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest Written Request. Any stockholder may revoke a Written Request with respect to such stockholder’s shares at any time by written revocation delivered to the Secretary.
(C)    Inspectors of Election. In the event of the delivery, in the manner provided by this Section 2.10 and applicable law, to the Corporation of the requisite written consent or consents to take action and any related revocation or revocations, the Board by resolution shall appoint, or shall authorize an officer of the Corporation to appoint, one or more inspector(s) of election in accordance with the provisions of Section 2.09 of these By-Laws for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspector(s) to perform such review, no action by written consent without a meeting shall be effective until such date as the inspector(s) certify to the Corporation that the consents delivered to the Corporation in accordance with the Certificate of Incorporation and this Section 2.10 represent not less than the minimum number of votes necessary to take the action at a meeting at which all stockholders entitled to vote on the action are present and voting. If after such review the inspector(s) shall determine that the written consent or consents are valid and that the action specified therein has been validly authorized, that fact shall be certified in the records of the meetings of stockholders, and the written consent or consents shall be filed with such records. Nothing contained in this Section 2.10 shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the inspector(s), or to take any other action with respect thereto.
(D) Effectiveness of Written Consent. Notwithstanding anything in these By-Laws to the contrary, no action may be taken by the stockholders by less than unanimous written consent except in accordance with the Certificate of Incorporation and these By-Laws. If the Board shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with the Certificate of Incorporation and these By-Laws, or the stockholder or stockholders seeking to take such action do not otherwise comply with the Certificate of Incorporation and these By-Laws, then the Board shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of the Certificate of Incorporation and these By-Laws with respect to stockholders seeking to take an action by written consent, any stockholder seeking to have the stockholders authorize or take corporate action by written consent shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action. Notwithstanding anything in the Certificate of Incorporation and these By-Laws to the contrary, where written consents are solicited by or at the direction of the Board, stockholders may act without a meeting if the action is taken by stockholders having not less than the minimum number of votes necessary to take that action at a meeting at which all stockholders entitled to vote on the action are present and voting, and none of the foregoing provisions shall apply to such action. Any action by written consent must be a proper subject for stockholder action by written consent under applicable law.

ARTICLE III
Board of Directors

Section 3.1.    General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.

Section 3.2.    Chairman of the Board. The Chairman of the Board shall be chosen from among the directors. The Chairman of the Board shall preside at all meetings of the stockholders and of the Board and shall have such powers and perform such duties as the Board may from time to time determine. The Chairman of the Board may but need not be an officer of or employed in an executive or other capacity by the Corporation. The Board also may elect a Vice-Chairman to act in place of the Chairman upon his or her absence or inability to act.

Section 3.3.    Number and Tenure. Except as otherwise fixed by or pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be as set forth in, and fixed from time to time exclusively in the manner set forth in, Article VI of the Certificate of Incorporation.

Section 3.4.    Regular Meetings. A regular meeting of the Board shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of stockholders. The Board may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 3.5.    Special Meetings. Special meetings of the Board shall be called at the request of the Chairman of the Board, the Chief Executive Officer, the President

or a majority of the Board then in office. The person or persons authorized to call special meetings of the Board may fix the place and time of the meetings.

Section 3.6.    Notice. Notice of any special meeting of directors shall be given to each director at such person's business or residence in writing by hand delivery, first-class or overnight mail, courier service or facsimile transmission, or orally by telephone. If mailed by first‑class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least 5 calendar days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 12 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, except for amendments to these By-Laws, as provided under Section 8.1. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting either before or after such meeting.

Section 3.7.    Action by Consent of Board of Directors. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 3.8.    Conference Telephone Meetings. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.9.    Quorum. Subject to Section 3.10, a whole number of directors equal to at least a majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time without further notice. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 3.10.    Vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled in accordance with, and any director elected to such newly created directorships shall hold office in accordance with, Article VI of the Certificate of Incorporation. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

Section 3.11. Committees. (a) The Board, by resolution adopted by a majority of the Whole Board, may designate one or more committees which, to the extent permitted by law, may exercise such powers and have such responsibilities as shall be specified in the designating resolution. Each committee shall consist of two or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep written minutes of its proceedings and shall report such proceedings to the Board when required.

(b) A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 3.6 of these By-Laws. The Board shall have power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

Section 3.12.    Removal. Any director may be removed from office only in accordance with Article VI of the Certificate of Incorporation.

Section 3.13.    Records. The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

ARTICLE IV
Officers

Section 4.1.    Elected Officers. The elected officers of the Corporation shall be a Chief Executive Officer, a Chief Financial Officer, a Secretary, a Treasurer, and such other officers (including, without limitation, a President, Senior Vice Presidents and Executive Vice Presidents and Vice Presidents) as the Board from time to time may deem proper. The Chief Executive Officer shall be a director. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any committee thereof. The Board or any committee thereof may from time to time elect, or the Chief Executive Officer or President may appoint, such other officers (including one or more Vice Presidents, Controllers, Assistant Secretaries and Assistant Treasurers), as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these By-Laws or as may be prescribed by the Board or such committee or by the Chief Executive Officer or President, as the case may be. A person may hold any number of offices of the Corporation at any one time except as prohibited by law.

Section 4.2.    Election and Term of Office. The elected officers of the Corporation shall be elected annually by the Board at the regular meeting of the Board held after the annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until such person's successor shall have been duly elected and shall have qualified or until such person's death or until such person shall resign or be removed pursuant to Section 4.9.

Section 4.3.    Chief Executive Officer. The Chief Executive Officer shall be responsible for the general management of the affairs of the Corporation and shall have such powers and perform all duties incidental to such person's office which may be required by law and all such other duties as the Board may from time to time determine. The Chief Executive Officer shall make reports to the Board and the stockholders, and shall see that all orders and resolutions of the Board and of any committee thereof are carried into effect.

Section 4.4.    Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and shall have such powers and shall perform such duties as may be assigned from time to time by the Board or the Chief Executive Officer.

Section 4 5.    President. The President, if any, shall act in a general executive capacity and shall assist the Chief Executive Officer in the administration and operation of the Corporation's business and general supervision of its policies and affairs and shall have such powers and perform such other duties as the Board or the Chief Executive Officer may from time to time determine.

Section 4.6.    Vice Presidents. Each Senior Vice President and Executive Vice President and any Vice President shall have such powers and shall perform such duties as may be assigned from time to time by the Board or the Chief Executive Officer.

Section 4.7.    Treasurer. The Treasurer shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositories in the manner provided by resolution of the Board. The Treasurer shall have such further powers and duties and shall perform such other duties as may be assigned from time to time by the Board, the Chief Executive Officer, the President, if any, or the Chief Financial Officer.

Section 4.8.    Secretary. (a) The Secretary shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; the Secretary shall see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law; shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and shall see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and shall have such powers and perform all the duties incident to the office of Secretary and such other duties as may be assigned from time to time by the Board, the Chief Executive Officer or the President.

(b) Assistant Secretaries shall have such of the authority and perform such of the duties of the Secretary as may be provided in these By-Laws or assigned to them by the Board, the Chief Executive Officer or the Secretary. During the Secretary's absence or inability, the Secretary's authority and duties shall be performed by such Assistant Secretary or Assistant Secretaries as the Board, the Chief Executive Officer, the President or the Secretary may designate.

Section 4.9.    Removal. Any officer elected, or agent appointed, by the Board may be removed by the affirmative vote of a majority of the Whole Board whenever, in their judgment, the best interests of the Corporation would be served thereby. Any officer or agent appointed by the Chief Executive Officer or the President may be removed by such person or a majority of the Whole Board whenever, in such person’s or the Whole Board's judgment, the best interests of the Corporation would be served thereby. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of such person's successor, such person's death, such person's resignation or such person's removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

Section 4.10.    Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, or removal may be filled by the Board for the unexpired portion of the term at any meeting of the Board. Any vacancy in an office appointed by the Chief Executive Officer or the President because of death, resignation, or removal may be filled by the Chief Executive Officer or the President.

ARTICLE V
Stock Certificates and Transfers

Section 5.1.    Stock Certificates and Transfers. (a) The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form as the appropriate officers of the Corporation may from time to time prescribed unless the Board shall by resolution provide that some or all or any class or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice‑Chairman, if any, of the Board, or the President or any Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificated form.

(b) The shares of the stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by such person's attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. The certificates of stock shall be signed, countersigned and registered in such manner as the Board may by resolution prescribe, which resolution may permit all or any of the signatures on such certificates to be in facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 5.2.    Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer may in its or such person's discretion require.

ARTICLE VI
Miscellaneous Provisions

Section 6.1.    Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty‑first day of December of each year.

Section 6.2.    Dividends. The Board may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.

Section 6.3.    Seal. The corporate seal shall have inscribed thereon the words "Corporate Seal," the year of incorporation and around the margin thereof the words "Delaware."

Section 6.4.    Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board or committee thereof need be specified in any waiver of notice of such meeting.

Section 6.5.    Audits. The accounts, books and records of the Corporation shall be audited upon the conclusion of each fiscal year by an independent certified public accountant selected by the Board, and it shall be the duty of the Board to cause such audit to be done annually.

Section 6.6.    Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving written notice of such resignation to the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary.Any such resignation shall be deemed to be effective as of the close of business on the date said notice is received by the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary, or at such later time as is specified therein. No formal action shall be required of the Board, any officer or the stockholders to make any such resignation effective.

ARTICLE VII
Contracts, Proxies, Etc.

Section 7.1.    Contracts. Except as otherwise required by law, the Certificate of Incorporation, a Preferred Stock Designation, or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on the behalf of the Corporation by such officer or officers of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. The Chief Executive Officer, the President or any Senior Vice President, Executive Vice President or Vice President may execute bonds, contracts, deeds, leases and other instruments to be made or executed for or on behalf of the Corporation. Subject to any restrictions imposed by the Board or the Chief Executive Officer, the President or any Senior Vice President, Executive Vice President or Vice President of the Corporation may delegate contractual powers to others under such person's jurisdiction, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 7.2.    Proxies. Unless otherwise provided by resolution adopted by the Board, the Chief Executive Officer, the President, the Chief Financial Officer or any Senior Vice President, Executive Vice President or Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VIII
Amendments

Section 8.1.    Amendments. The By-Laws may be altered or repealed and new By-Laws may be adopted (1) at any annual or special meeting of stockholders by the affirmative vote of the holders of shares of Common Stock in accordance with Articles IV and VII of the Certificate of Incorporation; provided, however, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting, or (2) by the affirmative vote of a majority of the Whole Board.